EXHIBIT 32.1

CERTIFICATION

PURSUANT TO

18 U.S.C. SECTION 1350

The undersigned, Alexander Lidow, the Chief Executive Officer of International Rectifier Corporation (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that, to his knowledge:

(i)                                     the quarterly report on Form 10-Q of the Company for the fiscal quarter ended December 31, 2005 (the “Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii)                                  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for the periods presented in the Report.

Dated: February 10, 2006

/s/ Alexander Lidow
Alexander Lidow
Director and Chief Executive Officer

A signed original of the written statement required by Section 906 has been provided to International Rectifier Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.